                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934





DATE OF REPORT (Date of earliest event reported):  March 9, 1999



                            AMB PROPERTY CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          CALIFORNIA                 001-13545                 94-3281941
------------------------------      ------------             -------------------
(State or other jurisdiction of     (Commission                (IRS Employer
incorporation or organization)      File Number)             Identification No.)



505 MONTGOMERY STREET , SAN FRANCISCO, CA                         94111
-----------------------------------------                       ----------
(Address of principal executive offices)                        (Zip code)



                                 (415) 394-9000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                            AMB PROPERTY CORPORATION
                                 CURRENT REPORT
                                       ON
                                    FORM 8-K



Item 5.  Other Events

         On March 9, 1999, AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), in which AMB Property Corporation (the "Company") is the sole general partner, signed a series of definitive agreements with BPP Retail, LLC ("BPP Retail"), a co-investment entity between Burnham Pacific Properties ("BPP") and the California Public Employees Retirement System ("CalPERS"), pursuant to which BPP Retail will acquire 28 retail shopping centers of the Operating Partnership, totaling 5.1 million square feet, for an aggregate price of $663.4 million. BPP Retail will acquire the centers in separate transactions, which were originally expected to close on or about April 30, 1999, July 31, 1999 and December 1, 1999. In addition, the Operating Partnership has entered into a definitive agreement, subject to a financing condition, with BPP, pursuant to which BPP will acquire six additional retail centers, totaling 1.5 million square feet, for $284.4 million. Assuming satisfaction or waiver of this condition, this transaction is currently expected to close by December 31, 1999. Under the agreements, the Operating Partnership has the right to extend the closing dates for a period of up to 50 days. The Operating Partnership has exercised this right with respect to the first closing, which is now expected to occur on or about June 15, 1999. In connection with these transactions, the Company has also granted CalPERS an option to purchase up to 2,000,000 original issue shares of AMB's Common Stock for an exercise price of $25 per share that may be exercised on or before March 31, 2000. The above transactions are collectively referred to as the "Divestiture."

         Although none of the transactions has a discretionary due diligence period (other than the transaction with BPP to the extent of the financing condition), all of the transactions are subject to certain customary closing conditions, which are generally applied on a property-by-property basis. While BPP Retail has posted certain initial deposits aggregating $25 million on the transactions, BPP Retail's liability in the event of its default under a definitive agreement is limited to its deposit. Additionally, the sale of five of the centers is subject to the consent of our joint venture partners. Accordingly, there can be no assurance that the transactions will close as scheduled or close at all, and it is possible that the transactions may close with respect to just a portion of the properties currently subject to the agreements.

         As of the date of this report, the Company owns an approximate 95.1% controlling general partnership interest in the Operating Partnership. The Company is the sole general partner of the Operating Partnership and has the full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. Therefore, the Company consolidates the Operating Partnership for financial reporting purposes.

Item 7.  Financial Statements and Exhibits.

         (a) Pro Forma Financial Information for AMB Property Corporation (Unaudited)

             Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1998

             Notes and adjustments to Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1998

             Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998

             Notes and adjustments to Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998

                            AMB PROPERTY CORPORATION

                   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

BACKGROUND

    The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 1998 has been prepared to reflect the Operating Partnership entering into a series of definitive agreements whereby the Operating Partnership will divest 34 retail shopping centers with various estimated closing dates through December 31, 1999 for an aggregate price of $947.8 million (the "Divestiture") as if the Divestiture had occurred on December 31, 1998. The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998 has been prepared to reflect: (i) the incremental effect of the acquisition of properties during 1998 (ii) pro forma debt and other adjustments resulting from the sale of Senior Debt Securities, the sale of Series A Preferred Shares, the sale of Series B Preferred Units and the sale of Series C Preferred Units and the application of the resulting net proceeds and (iii) the Divestiture as if such transactions and adjustments had occurred on January 1, 1998 and were carried forward through December 31, 1998.

    These unaudited pro forma condensed consolidated statements should be read in connection with the historical consolidated financial statements and notes thereto included in AMB Property Corporation's December 31, 1998 Form 10-K. In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the sale of Senior Debt Securities, the sale of Series A Preferred Shares, the sale of Series B Preferred Units and the sale of Series C Preferred Units and the application of the resulting net proceeds therefrom, the 1998 property acquisitions and the Divestiture.

    The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                            AMB PROPERTY CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                            (UNAUDITED, IN THOUSANDS)

                                         COMPANY(1)        DIVESTITURE(2)         PRO FORMA
                                         ----------        --------------        ----------
ASSETS
Investments in real estate, net .......  $3,368,311          $ (743,353)          $2,624,958
Properties held for divesture, net ....     115,050             (82,874)              32,176
Divestiture receivable ................          --             763,508              763,508
Cash and cash equivalents .............      25,137                  --               25,137
Other assets ..........................      54,387                  --               54,387
                                         ----------          ----------           ----------
         Total assets .................  $3,562,885          $  (62,719)          $3,500,166
                                         ==========          ==========           ==========
LIABILITIES AND STOCKHOLDERS'
EQUITY
Secured debt ..........................  $  734,196          $ (184,292)          $  549,904
Unsecured credit facility..............     234,000                  --              234,000
Unsecured Senior debt securities ......     400,000                  --              400,000
Other liabilities .....................     104,305                  --              104,305
                                         ----------          ----------           ----------
         Total liabilities ............   1,472,501            (184,292)           1,288,209
                                         ----------          ----------           ----------
Minority interests ....................     325,024              (9,344)             315,680
                                         ----------          ----------           ----------
Stockholders' Equity
  Series A Preferred Stock ............      96,100                  --               96,100
  Common Shares .......................         859                  --                  859
  Additional paid-in capital ..........   1,668,401                  --            1,668,401
  Retained earnings ...................          --             130,917              130,917
                                         ----------          ----------           ----------
         Total equity .................   1,765,360             130,917            1,896,277
                                         ----------          ----------           ----------
         Total liabilities and
           stockholder's equity .......  $3,562,885          $  (62,719)          $3,500,166
                                         ==========          ==========           ==========

                            AMB PROPERTY CORPORATION

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                       (UNAUDITED, DOLLARS IN THOUSANDS)

    (1) Reflects the historical consolidated balance sheet of AMB Property Corporation as of December 31, 1998. See the historical consolidated financial statements and notes thereto included in AMB Property Corporation's December 31, 1998 Form 10-K.

    (2) On March 9, 1999, AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), in which AMB Property Corporation (the "Company") is the sole general partner, signed a series of definitive agreements with BPP Retail, LLC ("BPP Retail"), a co-investment entity between Burnham Pacific Properties ("BPP") and the California Public Employees Retirement System ("CalPERS"), pursuant to which BPP Retail will acquire 28 retail shopping centers of the Operating Partnership, totaling 5.1 million square feet, for an aggregate price of $663,400. BPP Retail will acquire the centers in separate transactions, which are currently expected to close on or about June 15, 1999, July 31, 1999 and December 1, 1999. In addition, the Operating Partnership has entered into a definitive agreement, subject to a financing confirmation, with BPP, pursuant to which BPP will acquire six additional retail centers, totaling
1.5 million square feet, for $284,400. Assuming satisfaction or waiver of this condition, this transaction is currently expected to close by December 31, 1999. In connection with these transactions, the Company has also granted CalPERS an option to purchase up to 2,000,000 original issue shares of AMB's Common Stock for an exercise price of $25 per share that may be exercised on or before March 31, 2000. Certain of the properties included in the Divestiture are subject to indebtedness which totaled $184,475 as of December 31, 1998. The above transactions are collectively referred to as the "Divestiture." Three of the properties which are part of the Divestiture were classified as properties held for divestiture, net in the Company's December 31, 1998 historical balance sheet. The net real estate book value of these three properties as of December 31, 1998 was $82,874. The Company intends to use the proceeds of $947,800 from the Divestiture to repay the secured debt related to the properties divested, to pay down the unsecured credit facility, for potential acquisitions and for general corporate purposes.

    The adjustments reflect the elimination of the real estate assets being divested as well as the elimination of secured debt and minority interests related to the divested real estate. The adjustments also include a Divestiture receivable for the difference between the purchase price and the repayment of the secured indebtedness and an estimated gain from the Divestiture of $130,917.


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
                            AMB PROPERTY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1998
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                      DEBT AND
                                                                1998 PROPERTY         PREFERRED
                                            COMPANY(1)         ACQUISITIONS(2)       OFFERINGS(3)   DIVESTITURE(4)       PRO FORMA
                                           ------------         ------------         ------------   -----------      ------------
REVENUES
Rental revenues ..........................  $   354,658         $     52,457         $         --    $(106,146)      $    300,969
Interest and other income ...............         4,229                2,988                   --         (719)             6,498
                                           ------------         ------------         ------------    ---------       ------------
          Total revenues ................       358,887               55,445                   --     (106,865)           307,467
                                           ------------         ------------         ------------    ---------       ------------
OPERATING EXPENSES
Real estate taxes and property
 operating expenses .....................        96,074               11,863                   --      (29,563)            78,374
Interest expense ........................        69,670                   --               19,189      (13,788)            75,071
Depreciation and amortization ...........        57,464                7,732                   --      (17,955)            47,241
General, administrative and other . .....        11,929                   --                   --           --             11,929
                                           ------------         ------------         ------------    ---------       ------------
          Total operating expenses ......       235,137               19,595               19,189      (61,306)           212,615
                                           ------------         ------------         ------------    ---------       ------------
Income from operations before
 minority interests .....................       123,750               35,850              (19,189)     (45,559)            94,852
Minority interests' share of net
  income ................................       (11,157)              (2,384)             (13,436)       3,038            (23,939)
                                           ------------         ------------         ------------    ---------       ------------
          Net income ....................       112,593               33,466              (32,625)     (42,521)            70,913
Preferred stock dividends ...............        (3,639)                  --               (4,861)          --             (8,500)
                                           ------------         ------------         ------------    ---------       ------------
Net income available to common
  stockholders ..........................  $    108,954         $     33,466         $    (37,486)   $ (42,521)      $     62,413
                                           ============         ============         ============    =========       ============
Net income per common share
  Basic .................................  $       1.27                                                              $       0.73
                                           ============                                                              ============
  Diluted ...............................  $       1.26                                                              $       0.72
                                           ============                                                              ============
Weighted average common shares
outstanding
  Basic .................................    85,876,383                                                                85,876,383
                                           ============                                                              ============
  Diluted ...............................    86,235,176                                                                86,235,176
                                           ============                                                              ============


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



                            AMB PROPERTY CORPORATION

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
          (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE AND UNIT DATA)

    (1.) Reflects the historical consolidated operations of AMB Property Corporation for the year ended December 31, 1998. See the historical consolidated financial statements and notes thereto included in AMB Property Corporation's December 31, 1998 Form 10-K.

    (2.) The following reflects the incremental effects of properties acquired during the year ended December 31, 1998 based on the historical operations of such properties for the periods prior to acquisition by the Company:


                                                            REAL ESTATE TAXES       REVENUES IN
                                                               AND PROPERTY          EXCESS OF
                                                                 OPERATING            CERTAIN
                                           RENTAL REVENUES        EXPENSES           EXPENSES
                                           ---------------  -----------------        ---------
Cascade ..............................       $     44            $    (11)            $     33
Wilsonville ..........................            167                 (41)                 126
Atlanta South Phase II ...............            116                 (30)                  86
Boston Industrial Portfolio ..........          2,853                (108)               2,745
Mansfield Industrial Portfolio .......             71                  (2)                  69
Orlando Central Park .................            804                (260)                 544
Jamesburg Property ...................          1,466                (543)                 923
Corporate Park Industrial ............            757                (130)                 627
Minneapolis Industrial Portfolio......            592                (230)                 362
Houston Service Center ...............            706                (249)                 457
Meadowridge Business Park ............          1,058                (238)                 820
Northwest Business Center ............            323                 (75)                 248
Forbes ...............................             --                  --                   --
Southfield ...........................             --                  --                   --
Crysen Corridor Warehouse ............            247                 (63)                 184
Garland Industrial Portfolio .........          1,966                (412)               1,554
Suffolk ..............................            165                 (42)                 123
Minnetonka Industrial Portfolio ......          2,022                (768)               1,254
Alsip Industrial .....................            374                (106)                 268
Suffolk Industrial ...................            444                (112)                 332
Chemway Industrial ...................            688                (140)                 548
Amberjack Portfolio...................          5,924              (2,151)               3,773
Willow Lake Portfolio ................          4,501              (1,026)               3,475
Willow Park Portfolio ................          9,610              (1,977)               7,633
Porete Avenue Warehouse...............          1,352                (270)               1,082
Mawah Portfolio ......................          3,379                (282)               3,097
National Distribution Portfolio ......          8,180              (1,731)               6,449
South Point Business Park.............          2,087                (201)               1,886
Northridge ...........................            108                 (43)                  65
Totem Lake Malls .....................            758                (277)                 481
Around Lenox .........................          1,695                (345)               1,350
                                             --------           ---------             --------
                                             $ 52,457           $ (11,863)            $ 40,594
                                             ========           =========             ========

    Five of the property acquisitions, Jamesburg Property, Corporate Park Industrial, Garland Industrial Portfolio, Minnetonka Industrial Portfolio and South Point Business Park, represent a joint venture with a client of AMB Investment Management in which the Company owns a controlling 50.0005% interest. The joint venture acquisitions are accounted for on a consolidated basis and, accordingly, minority interests of $2,384 has been reflected relative to these acquisitions.

    Two of the acquisitions above, Forbes and Southfield, represent the purchase of vacant buildings which are in the process of being leased. As such, no property operations have been reflected in the accompanying pro forma statement of operations relative to these acquisitions.

    Also reflects the acquisition of a non-controlling unconsolidated limited partnership interest in an existing real estate joint venture which owns the DuPage Elk Grove Property. As such, the Company's incremental share of equity in earnings of this joint venture of $2,988 is included in interest and other income in the accompanying pro forma statement of operations.

    Also reflects the estimated incremental depreciation and amortization of the 1998 property acquisitions based on estimated useful lives of 40 years.

    (3.) Reflects an adjustment to derive pro forma interest expense as follows:

Secured debt ..............................................       $ 9,868

Unsecured Senior Debt Securities ..........................        14,820

Credit Facility  ..........................................        (5,499)
                                                                  -------
                                                                  $19,189
                                                                  =======

    The increase in pro forma interest expense is the result of borrowings on the Credit Facility related to property acquisitions, the issuance of unsecured senior debt securities, the assumption of secured debt in connection with property acquisitions which is offset by the repayment of borrowings on the Credit Facility of approximately $395,000 with the net proceeds from the sale of the Unsecured Senior Debt Securities and approximately $264,000 from the sale of Series A Preferred Shares, Series B Preferred Units and Series C Preferred Units.

    In June 1998, the Operating Partnership issued $400,000 aggregate principal amount of unsecured notes ("Unsecured Senior Debt Securities") in an underwritten public offering, of which the net proceeds of approximately $394,466 were contributed to the Operating Partnership and used to repay amounts outstanding under the Credit Facility. The Unsecured Senior Debt Securities mature in June 2008. June 2015 and June 2018 and bear interest at a weighted average rate of 7.18%.

    In July, 1998, the Company sold 4,000,000 shares of 8.5% Series A Cumulative Redeemable Preferred Stock at $25.00 per share for $100,000 in an underwritten public offering. These shares are redeemable solely at the option of the Company on or after July 27, 2003. The net proceeds of $96,100 from the offering were contributed to the Operating Partnership in exchange for 4,000,000 Series A preferred units with terms identical to the Series A Preferred Stock. The Operating Partnership used these proceeds to repay borrowings under the Credit Facility.

    In November 1998, the Operating Partnership issued and sold 1,300,000 8.625% Series B Cumulative Redeemable Preferred Units at a price of $50.00 per unit in a private placement. Distributions are cumulative from the date of original issuance and are payable quarterly in arrears at a rate per unit equal to $4.3125 per annum. The Series B Preferred Units are redeemable by the Operating Partnership on or after November 12, 2003, subject to certain conditions, for cash at a redemption price equal to $50.00 per unit, plus accumulated and unpaid distributions thereon, if any, to the redemption date. The Series B Preferred Units are exchangeable, at specified times and subject to certain conditions, on a one-for-one basis, for shares of the Company's Series B Preferred Stock. The Operating Partnership used the net proceeds of $62,259 to repay borrowings under the Credit Facility.

    In November 1998, a subsidiary of the Operating Partnership issued and sold 2,200,000 units of 8.75% Series C Cumulative Redeemable Preferred Units at a price of $50.00 per unit in a private placement. Distributions are cumulative from the date of original issuance and are payable quarterly in arrears at a rate per unit equal to $4.375 per annum. The Series C Preferred Units are redeemable by the subsidiary of the Operating Partnership on or after November 24, 2003, subject to certain conditions, for cash at a redemption price equal to $50.00 per unit, plus accumulated and unpaid distributions thereon, if any, to the redemption date. The Series C Preferred Units are exchangeable, at specified times and subject to certain conditions, on a one-for-one basis, for shares of the Company's Series C Preferred Stock. The subsidiary of the Operating Partnership used the net proceeds of $105,734 to make a loan to the Operating Partnership, which used the funds to repay borrowings under the Credit Facility.

    Also reflects the payment of pro forma Series A Preferred Stock dividends at a dividend rate of 8.5%, Series B Preferred Unit distributions at a distribution rate of 8.625% and Series C Preferred Unit distributions at a distribution rate of 8.75%.

    4. Reflects the elimination of the historical revenues and expenses for the year ended December 31, 1998 related to the real estate assets to be divested in connection with the Divestiture.

    5.  The pro forma taxable income of the Company for the year ended
December 31, 1998 is approximately $64,200, which is based upon pro forma income from operations of approximately $73,400, plus book depreciation and amortization of approximately $43,500 less other book/tax differences of approximately $6,300 and less tax depreciation and amortization of approximately $46,400.


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



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               AMB PROPERTY CORPORATION
                                     (Registrant)



Date: April 7, 1999            By:   /s/ MICHAEL A. COKE
      ----------------               --------------------------------
                                     Michael A. Coke
                                     Chief Financial Officer and
                                     Senior Vice President
                                     (Principal Financial and
                                      Accounting Officer)




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